Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Dustan E. McCoy, Chief Executive Officer of Brunswick Corporation, certify that (i) Brunswick Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in Brunswick Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of Brunswick Corporation.

Date: February 23, 2007	By:	/s/ DUSTAN E. McCOY
Dustan E. McCoy Chairman and Chief Executive Officer